Exhibit 99.1

Consent of Director Nominee

LINC Logistics Company is filing a Registration Statement on Form S-1 (Registration No. 333-167854) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the initial public offering of common stock of LINC Logistics Company. In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of LINC Logistics Company in the Registration Statement, as may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Peter M. Krause
Peter M. Krause

Exhibit 99.1

Consent of Director Nominee

LINC Logistics Company is filing a Registration Statement on Form S-1 (Registration No. 333-167854) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the initial public offering of common stock of LINC Logistics Company. In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of LINC Logistics Company in the Registration Statement, as may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Michael A. Regan
Michael A. Regan